Exhibit 10.23

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

Amendment to

Collaboration and License Agreement

This Amendment (this “Amendment”) to the Collaboration and License Agreement dated as of April 1, 2011 (the “Agreement”), by and between Epizyme, Inc., a Delaware corporation (“EPIZYME”), and Eisai Co., Ltd., a Japan corporation (“EISAI”) is effective as of the 31st day of July, 2012 (the “Amendment Effective Date”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, pursuant to the Agreement, the Parties agreed to conduct certain Development activities with respect to EZH2 under a Research and Development Plan, and EPIZYME granted to EISAI an exclusive worldwide license to Develop and Commercialize certain compounds directed to EZH2, subject to an option of EPIZYME to jointly Develop and Commercialize such compounds with EISAI; and

WHEREAS, the Parties desire to clarify and supplement the activities of the Parties under the Research and Development Plan and modify the ownership of certain intellectual property created thereunder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

1. Addendum to Research and Development Plan. The Parties hereby incorporate Exhibit H and Exhibit I to this Amendment, which include certain chemistry and other Development activities to be performed by EISAI, into the Research and Development Plan. From and after the Amendment Effective Date during the Term, EISAI and its Affiliates and Sublicensees shall conduct chemistry and other Development activities directed to Compounds as specified in the Research and Development Plan, or as the Research and Development Plan may be amended or supplemented from time to time in accordance with Section 2.2.1 of the Agreement. For the avoidance of doubt, except as otherwise expressly provided in the Agreement and/or set forth in the Research and Development Plan, from and after the Amendment Effective Date during the Term, EISAI and its Affiliates and Sublicensees shall not conduct chemistry Development activities on any Compounds directed towards EZH2.

2. Amendment of Section 9.1. Section 9.1 of the Agreement is hereby amended by inserting the following new Section 9.1.3 immediately following Section 9.1.2 of the Agreement:

“9.1.3 Certain Exceptions to Ownership. Notwithstanding anything to the contrary in the Agreement, including Sections 5.3, Section 9.1.1 and 9.1.2, the Parties agree that:

(a) With respect to any such EISAI Collaboration IP and/or Joint IP that was developed by Eisai as of the Effective Date that is Covered by international patent application nos. [**], EISAI shall and hereby does assign, and shall cause its Affiliates and Sublicensees to assign, to EPIZYME all of its and their rights, title and interests in and to such EISAI Collaboration IP and/or Joint IP;

(b) With respect to any EISAI Collaboration IP or Joint IP which may arise out of EISAI’s work contemplated under Exhibit H or Exhibit I after the Amendment Effective Date during the Term, Eisai agrees to, and hereby does assign to Epizyme and shall cause its Affiliates to assign to EPIZYME, all of its and their rights, title and interest in and to all such EISAI Collaboration IP and Joint IP; and

(c) All EISAI Collaboration IP and/or Joint IP described in Subsections 9.1.3(a) and (b) above shall be deemed to be EPIZYME Collaboration IP for all purposes under the Agreement and shall be deemed no longer to be EISAI Collaboration IP or Joint IP, as applicable, for any purpose under the Agreement. EISAI shall, and shall cause its Affiliates and Sublicensees to, execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to more fully give effect to the foregoing assignment of such EISAI Collaboration IP or Joint IP.

3. Miscellaneous. The Parties hereby confirm and agree that, as amended herein, the Agreement remains in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

EPIZYME, INC.		EISAI CO., LTD.

By:	/s/ Robert J. Gould	By:	/s/ Kenichi Nomomto

Name:	Robert J. Gould	Name:	Kenichi Nomoto

Title:	President & CEO	Title:	President, Oncology, DCU

EXHIBIT H

Eisai and Epizyme Development Activities Under the Research and Development Plan

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 1 page was omitted.

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EXHIBIT I to Amendment to

Collaboration and License Agreement

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 16 pages were omitted.

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